Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meanings as terms defined and included elsewhere in this financial report.

Introduction

Verb Technology Company Inc. is providing the following unaudited pro forma condensed combined financial information to reflect the sale of all assets that comprised its direct sales and life sciences software-as-a-service applications, including its customer relationship management (CRM), learning management system (LMS) and live selling software applications, (excluding MARKET.live, the Company’s livestream shopping platform), (“the SaaS assets”) on June 13, 2023. The pro forma financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended. The pro forma adjustments are described in the accompanying footnotes.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 and the unaudited pro forma condensed combined statements of operations for the years ended December 31, 2022 and 2021 and for the three months ended March 31, 2023 carve out the historical operations of the SaaS assets as if the sale transaction had been consummated on January 1, 2021, as required.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 as presented in accordance with Regulation S-X Article 11, reflects operating expenses of $4,128. Management notes that due to changes in its operations that occurred subsequent to March 31, 2023, the operating expenses, as reflected in the table below entitled Unaudited, Estimated and Normalized Pro Forma Statement of Operating Expenses for a three-month period, would be $2,625, of which $1,725 is cash-based operating expenses.

The historical financial information has been adjusted to give effect to factually supportable events that are related and/or directly attributable to the sale of the SaaS assets and related transactions, summarized below. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to offer relevant information necessary to provide a reasonable basis for understanding the Company following the consummation of the sale.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and accompanying notes, which are included below:

●	the historical audited consolidated financial statements of Verb Technology Company, Inc. for the years ended December 31, 2022 and 2021, and
●	the historical unaudited condensed consolidated financial statements of Verb Technology Company, Inc. as of and for the three months ended March 31, 2023

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. On April 18, 2023, we implemented a 1-for-40 reverse stock split (the “Reverse Stock Split”) of our common stock, $0.0001 par value per share (the “Common Stock”). Our Common Stock commenced trading on a post Reverse Stock Split basis on April 19, 2023. As a result of the Reverse Stock Split, every forty (40) shares of our pre-Reverse Stock Split Common Stock were combined and reclassified into one share of our Common Stock. The number of shares of Common Stock subject to outstanding options, warrants, and convertible securities were also reduced by a factor of forty and the exercise price of such securities increased by a factor of forty, as of April 18, 2023. All historical share and per-share amounts reflected in the historical audited consolidated financial statements within the pro forma financial information presented below have been adjusted to reflect the Reverse Stock Split.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the sale been consummated on January 1, 2021. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the SaaS assets always been carved-out or the future results that the combined company will experience.

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2021 (in thousands, except share and per share data)

	For the Year Ended December 31, 2021
	Historical	Disposition	Pro Forma
Revenue
SaaS recurring subscription revenue	$6,831	$6,831	-
Other digital revenue	1,347	1,347	-
Total digital	8,178	8,178	-
Non-digital revenue	2,346	2,346	-
Total non-digital revenue	2,346	2,346	-
Total revenue	10,524	10,524	-

Cost of Revenue
Digital	2,249	2,249	-
Non-digital	2,255	2,255	-
Total cost of revenue	4,504	4,504	-

Gross margin	6,020	6,020	-

Operating Expenses:
Research & development	12,345	12,345	-
Depreciation & amortization	1,677	1,510	167
General & administrative	25,710	7,757	17,953
Impairment loss			-
Total operating expenses	39,732	21,612	18,120

Loss from operations	(33,712)	(15,592)	(18,120)

Other income (expense)
Interest expense	(2,575)	(188)	(2,387)
Change in fair value of derivative liability	598		598
Other income, net	91		91
Debt extinguishment, net	1,112		1,112
Total other income (expense), net	(774)	(188)	(586)

Loss before income tax	(34,486)	(15,780)	(18,706)

Income tax	-	-	-

Net loss	(34,486)	(15,780)	(18,706)

Deemed dividend to Series A preferred stockholders	(348)	-	(348)

Net loss to common shareholders	$(34,834)	$(15,780)	(19,054)
Loss per share - basic and diluted	(22.00)		(12.04)
Weighted average number of common shares outstanding - basic and diluted	1,583,111		1,583,111

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2022 (in thousands, except share and per share data)

	For the Year Ended December 31, 2022
	Historical	Disposition	Pro Forma
Revenue
SaaS recurring subscription revenue	$7,663	$7,663	-
Other digital revenue	611	603	8
Total digital	8,274	8,266	8
Non-digital revenue	1,161	1,161	-
Total non-digital revenue	1,161	1,161	-
Total revenue	9,435	9,427	8

Cost of Revenue
Digital	2,306	2,303	3
Non-digital	1,005	1,005	-
Total cost of revenue	3,311	3,308	3

Gross margin	6,124	6,119	5

Operating Expenses:
Research & development	5,188	5,188	-
Depreciation & amortization	2,529	1,421	1,108
General & administrative	25,234	7,463	17,771
Impairment loss	11,965	11,965	-
Total operating expenses	44,916	26,037	18,879

Loss from operations	(38,792)	(19,918)	(18,874)

Other income (expense)			-
Interest expense	(2,947)	(77)	(2,870)
Change in fair value of derivative liability	2,933		2,933
Other income (expense), net	1,369	(24)	1,393
Debt extinguishment, net	-		-
Total other income (expense), net	1,355	(101)	1,456

Loss before income tax	(37,437)	(20,019)	(17,418)

Income tax	-	-	-

Net loss	(37,437)	(20,019)	(17,418)

Deemed dividend due to warrant reset	(246)	-	(246)

Net loss to common shareholders	$(37,683)	$(20,019)	(17,664)
Loss per share - basic and diluted	(15.53)		(7.28)
Weighted average number of common shares outstanding - basic and diluted	2,427,044		2,427,044

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Three Months Ended March 31, 2023 (in thousands, except share and per share data)

	For the Three Months Ended March 31, 2023
	Historical	Disposition	Pro Forma
Revenue
SaaS recurring subscription revenue	$1,895	$1,895	$-
Other digital revenue	150	148	2
Total digital	2,045	2,043	2
Non-digital revenue	170	170	-
Total non-digital revenue	170	170	-
Total revenue	2,215	2,213	2

Cost of Revenue
Digital	542	541	1
Non-digital	157	157	-
Total cost of revenue	699	698	1

Gross margin	1,516	1,515	1

Operating Expenses:
Research & development	648	648	-
Depreciation & amortization	655	72	583
General & administrative	3,831	1,257	2,574
Share-based compensation	971	-	971
Impairment loss	-		-
Total operating expenses	6,105	1,977	4,128

Loss from operations	(4,589)	(462)	(4,127)

Other income (expense)
Interest expense	(829)		(829)
Change in fair value of derivative liability	8		8
Other income (expense), net	40	91	(51)
Debt extinguishment, net	(144)		(144)
Total other income (expense), net	(925)	91	(1,016)
			-
Net loss	(5,514)	(371)	(5,143)
			-
Deemed dividend due to warrant reset	(164)	-	(164)
			-
Net loss to common shareholders	$(5,678)	$(371)	$(5,307)
Loss per share - basic and diluted	(1.59)		(1.48)
Weighted average number of common shares outstanding - basic and diluted	3,577,792		3,577,792

Unaudited Pro Forma Condensed Combined Balance Sheet
as of March 31, 2023 (in thousands, except share data)

	Historical	Disposition		Adjustments			Pro Forma

ASSETS

Current assets:
Cash	$3,790	$			$4,750	a	$7,700
					(840)	b
Accounts receivable, net	1,251		1,251				-
Prepaid expenses and other current assets	525		230				295
Total current assets	5,566		1,481		3,910		7,995

Capitalized software development costs, net	5,661						5,661
Receivable from buyer related to earn-out provision of sale agreement	-				1,549	c	1,549
ERC Receivable	1,528						1,528
Property and equipment, net	497		3				494
Operating lease right-of-use assets	1,371		84				1,287
Intangible assets, net	762		679				83
Goodwill	9,581		9,581				-
Other assets	306		13				293

Total assets	$25,272		$11,841		$5,459		$18,890

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,739		$852	$			$3,887
Accrued expenses	1,901		544				1,357
Accrued officers’ salary	764						764
Advances on future receipts, net	1,321						1,321
Note payable, current	4,907						4,907
Notes payable – related party, current	765						765
Operating lease liabilities, current	447		85				362
Contract liabilities	1,445		1,445				-
Derivative liability	214						214
Total current liabilities	16,503		2,926				13,577

Long-term liabilities:
Note payable, non-current	150						150
Operating lease liabilities, non-current	1,481						1,481
Total liabilities	18,134		2,926				15,208

Commitments and contingencies

Series B Redeemable Preferred Stock	5						5

Stockholders’ equity
Common stock, $0.0001 par value, 200,000,000 shares authorized, 3,900,083 shares issued and outstanding as of March 31, 2023	1						1
Additional paid-in capital	166,274						166,274
Accumulated deficit	(159,142)		8,915		5,459		(162,598)

Total stockholders’ equity	7,133		8,915		5,459		3,677

Total liabilities and stockholders’ equity	$25,272		$11,841		$5,459		$18,890

Notes to Unaudited Pro Forma Condensed Combined Financial Information

The transaction accounting adjustments included in the unaudited pro forma condensed combined financial information are as follows:

a)	This adjustment reflects the cash proceeds received upon closing related to the sale of assets.

b)	This adjustment reflects the transaction costs paid at closing for the sale of assets.

c)	This adjustment relates to a $1.5 million payment from the Buyer if the Company meets the sales earnout milestones during the first and second year following the closure of the sale, discounted at the Company’s incremental borrowing rate of 9%. The sale agreement also provides for a hold-back of $250,000, described as a “profitability payment,” that is remitted back to the Company 90 days after the first anniversary of the closing date to allow the Buyer to confirm adjusted EBITDA (as defined in the APA) during the first year of the Buyer’s operations. This adjustment is being reflected herein for pro forma purposes only as the receivable will not be recorded at the closing date of the sale, rather will be recognized as the cash is received and the contingency resolved pursuant to ASC 450-30.

The following table is being presented as an unaudited, estimated and normalized pro forma statement of operating expenses in the first full month following the sale of SaaS assets. The presentation below contains forward-looking information that should be considered supplemental to the basic presentation above that has been prepared in accordance with Regulation S-X Article 11.

Unaudited, Estimated and Normalized Pro Forma Statement of Operating Expenses
for the Month Ended July 31, 2023

Pro Forma
Operating Expenses:
Research & development	$-
Depreciation & amortization (Non-cash)	200
General & administrative	575
Share-based compensation (Non-cash)	100
Total operating expenses	$875
Cash-based operating expenses	$575